UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
February 4, 2009
Date of Report (Date of earliest event reported)
EPICEPT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51290	52-1841431

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road
Tarrytown, New York	10591

(Address of principal executive offices)	(Zip Code)
(914) 606-3500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.
On February 4, 2009, the registrant, EpiCept Corporation (the “Company”), announced the pricing of a public offering of $25.0 million in principal aggregate amount of 7.5556% convertible subordinated notes due February 2014 and five and-a-half year warrants to purchase approximately 11.1 million shares of common stock at an exercise price of $1.035 per share. Each $1,000 in principal aggregate amount of the notes will be initially convertible into approximately 1,111 shares of Common Stock, at the option of the holders or upon specified events, including a change of control and if the Company’s common stock trades at or greater than $1.70 a share for 20 out of 30 days, beginning February 9, 2010. Upon any conversion or redemption of the notes, the holders will receive a make-whole payment in an amount equal to the interest payable through the scheduled maturity of the converted or redeemed notes, less any interest paid before such conversion or redemption. Interest is due and payable on the notes semi-annually in arrears on June 30 and December 31, beginning on June 30, 2009.
On February 9, 2009, the Company closed the transaction and issued the notes. The Company received net proceeds of approximately $15.6 million from the notes (before payment of fees and expenses), after depositing approximately $9.4 million in escrow for twenty-four months for the purposes of paying the interest on the notes and the make-whole payments upon conversion or redemption. The Company intends to use the net proceeds to repay its outstanding debt, including its senior secured loan with Hercules Technology Growth Capital, Inc. and certain fees required thereunder, the remaining $0.4 million of the Company’s subordinated convertible notes due April 10, 2009 and the Company’s €1.5 million ($2.0 million) loan held by Technologie-Beteiligungs Gesellschaft mbH der Deutschen Ausgleichsbank. The remaining proceeds will be used to meet the Company’s working capital needs and for general corporate purposes through December 2009.
The foregoing is a summary of the terms of each of the Indenture, Securities Purchase Agreement and Form of Warrant and such summary is qualified in its entirety by reference to the full text of each of those documents, copies of which are filed as Exhibits 4.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and each are incorporated herein by reference. A copy of a press release describing the offering is attached hereto and incorporated herein by reference as Exhibit 99.1.
Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc. acted as the exclusive placement agent for the offering. A copy of the placement agent agreement is attached hereto and incorporated herein by reference as Exhibit 10.3.
The securities were offered and sold under the Company’s previously filed and effective Registration Statement on Form S-3 (Registration No. 333-153895). On October 7, 2008, the Company filed a base prospectus and on February 6, 2009, the Company filed a prospectus supplement, each relating to the offering with the Securities and Exchange Commission. An opinion of counsel related to such registration statement, the prospectus supplement and the accompanying prospectus, and the securities offered therein is filed herewith as Exhibit 5.1.
Item 8.01 Other Events
On February 9 and 10, 2009, an investor, pursuant to the Indenture, converted a total of $8.0 million in principal aggregate amount of the notes into 8,888,880 shares of the Company’s common stock. After giving effect to the conversions into common stock, the remaining principal aggregate amount to the notes outstanding is $17.0 million.
Item 9.01 Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
4.1	Indenture, dated February 9, 2009.

5.1	Opinion of Weil, Gotshal & Manges LLP.

10.1	Form of Securities Purchase Agreement.

10.2	Form of Warrant.

10.3	Placement Agent Agreement, dated February 4, 2009.

99.1	Press Release, dated February 4, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICEPT CORPORATION
/s/ Robert W. Cook
Name:	Robert W. Cook
Title:	Senior Vice President and Chief Financial Officer

Date: February 10, 2009

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Indenture, dated February 9, 2009.

5.1	Opinion of Weil, Gotshal & Manges LLP.

10.1	Form of Securities Purchase Agreement.

10.2	Form of Warrant.

10.3	Placement Agent Agreement, dated February 4, 2009.

99.1	Press Release, dated February 4, 2009.

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